Exhibit 99.1

Tenet Reports Fourth Quarter 2010 Results

Earnings of $0.14 per diluted share in Q4’10, compared to $0.04 in Q4’09

Company Confirms 2011 Outlook

Fourth Quarter 2010 Key Metrics

•	Net income attributable to common shareholders of $74 million in Q4’10, compared to $21 million in Q4’09, an increase of 252 percent

•	Adjusted EBITDA of $281 million in Q4’10, compared to $218 million in Q4’09, an increase of 28.9 percent

•	Adjusted EBITDA margin of 12.2 percent in Q4’10, compared to 9.6 percent in Q4’09, an increase of 260 basis points

2010 Key Metrics

•	Net income attributable to common shareholders of $1.119 billion in 2010, compared to $181 million in 2009 (2010 net income included the recognition of $1.043 billion of tax benefits)

•	Earnings of $2.04 per diluted share in 2010, compared to $0.37 per diluted share in 2009

•	Adjusted EBITDA of $1.050 billion in 2010, compared to $982 million in 2009, an increase of 6.9 percent

•	Adjusted EBITDA margin of 11.4 percent in 2010, compared to 10.9 percent in 2009, an increase of 50 basis points

Subsequent Events in Q1’11

•	California Provider Fee Program received CMS final approval on January 18, 2011

•	$64 million will be recorded in net revenue in Q1’11

DALLAS – Feb. 25, 2011 – Tenet Healthcare Corporation (NYSE:THC) today reported adjusted EBITDA of $281 million for the fourth quarter ended December 31, 2010, an increase of $63 million, or 28.9 percent, compared to $218 million for the fourth quarter of 2009. Net income attributable to common shareholders for the fourth quarter of 2010 was $74 million, or $0.14 per diluted share, compared to $21 million, or $0.04 per diluted share, for the fourth quarter of 2009.

“Our volume trends showed significant improvement in November and December compared to the first ten months of the year. Those strengthening trends have continued into January and February 2011. In the fourth quarter of 2010 we achieved a 3.2 percent increase in paying outpatient visits compared to 2009’s fourth quarter. Strong pricing growth and continued excellent cost performance also contributed to a solid quarter. Our full year 2010 adjusted EBITDA of $1.05 billion is the highest in seven years, and the seventh consecutive year of EBITDA growth. Our adjusted EBITDA margin of 12.2 percent in the fourth quarter is the highest fourth quarter margin we’ve reported in seven years, and our full year 2010 margin of 11.4 percent is the highest in seven years,” said Trevor Fetter, president and chief executive officer. “We are reconfirming our 2011 outlook for adjusted EBITDA in a range of $1.150 billion to $1.250 billion and we are introducing our 2011 outlook for net cash provided by operating activities in the range of $570 million to $740 million.”

Discussion of Results (Percentage changes compare Q4’10 to Q4’09, unless otherwise noted.)

Admissions and paying admissions declined by 2.0 percent and 2.2 percent, respectively. These declines were smaller than the respective declines of 3.5 percent and 3.9 percent in the sequential third quarter of 2010. Outpatient visits and paying outpatient visits increased by 2.9 and 3.2 percent, respectively compared to the fourth quarter of 2009. Adjusted admissions increased by 0.4 percent compared to the fourth quarter of 2009.

Net operating revenues were $2.301 billion, an increase of $40 million, or 1.8 percent, compared to net operating revenues of $2.261 billion in the fourth quarter of 2009. Net patient revenues per adjusted patient day increased by 2.4 percent.

Total controllable operating expenses decreased by $33 million, or 1.8 percent. This decrease included a favorable variance in malpractice expense. Total controllable costs per adjusted patient day declined by twenty dollars, or 1.0 percent. Controllable operating expenses is defined as the sum of salaries, wages and benefits, supplies, and other operating expenses.

Bad debt expense increased to $191 million from $181 million in the fourth quarter of 2009, an increase of $10 million, or 5.5 percent. The ratio of bad debt expense to net operating revenues rose to 8.3 percent, compared to 8.0 percent in the fourth quarter of 2009, an increase of 30 basis points. The sum of uninsured and charity admissions were flat in the fourth quarter, compared to the fourth quarter of 2009.

Adjusted net cash provided by operating activities was $180 million in the fourth quarter of 2010 compared to $159 million in the fourth quarter of 2009, an increase of $21 million, or 13.2 percent. Adjusted free cash flow used in continuing operations was $16 million in the fourth quarter of 2010 compared to a use of $33 million in the fourth quarter of 2009, a favorable change of $17 million. This was primarily the result of a decrease in tax payments, partially offset by an increase in working capital. Net cash provided by operating activities was $175 million in the fourth quarter of 2010 compared to $141 million in the fourth quarter of 2009, an increase of $34 million, or 24.1 percent. Cash and cash equivalents were $405 million at December 31, 2010, an increase of $7 million from September 30, 2010. In addition to the above items, the increase in cash includes the receipt of $50 million from the sale of certain medical office buildings and the use of $21 million to purchase eleven outpatient centers.

Management’s Webcast Discussion of Fourth Quarter Results

Tenet management will discuss fourth quarter 2010 results on a webcast scheduled for 9:00 AM (ET) on February 25, 2011. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors. A set of slides, to which management intends to refer on the call, will be posted to the Company’s website at approximately 7:30 AM (ET).

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-K report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before today’s webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA and Adjusted Free Cash Flow. A reconciliation of these financial measures and the most directly comparable GAAP measure is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related healthcare facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2010, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended December 31,
	2010	%	2009	%	Change

Net operating revenues	$2,301	100.0%	$2,261	100.0%	1.8%
Operating expenses:
Salaries, wages and benefits	967	42.0%	989	43.7%	(2.2)%
Supplies	394	17.1%	394	17.4%	—%
Provision for doubtful accounts	191	8.3%	181	8.0%	5.5%
Other operating expenses, net	468	20.3%	479	21.3%	(2.3)%
Depreciation and amortization	101	4.4%	95	4.2%	6.3%
Impairment of long-lived assets and goodwill, and restructuring charges	9	0.4%	14	0.6%
Litigation and investigation costs	6	0.3%	18	0.8%

Operating income	165	7.2%	91	4.0%
Interest expense	(101)		(103)
Loss from early extinguishment of debt	(2)		—
Investment earnings	—		1

Income (loss) from continuing operations, before income taxes	62		(11)
Income tax benefit (expense)	(2)		35

Income from continuing operations, before discontinued operations	60		24
Discontinued operations:
Income from operations	15		4
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		4
Net gain on sales of facilities	—		1
Income tax benefit (expense)	7		(4)

Income from discontinued operations	22		5

Net income	82		29
Less: Preferred stock dividends	6		6
Less: Net income attributable to noncontrolling interests	2		2

Net income attributable to Tenet Healthcare Corporation common shareholders	$74		$21

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$52		$16
Income from discontinued operations, net of tax	22		5

Net income attributable to Tenet Healthcare Corporation common shareholders	$74		$21

Earnings per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.11		$0.03
Discontinued operations	0.04		0.01

	$0.15		$0.04

Diluted
Continuing operations	$0.10		$0.03
Discontinued operations	0.04		0.01

	$0.14		$0.04

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	485,549		481,131
Diluted	561,921		500,577

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

(Dollars in millions except per share amounts)	Year Ended December 31,
	2010	%	2009	%	Change

Net operating revenues	$9,205	100.0%	$9,014	100.0%	2.1%
Operating expenses:
Salaries, wages and benefits	3,900	42.4%	3,857	42.8%	1.1%
Supplies	1,577	17.1%	1,569	17.4%	0.5%
Provision for doubtful accounts	740	8.0%	697	7.7%	6.2%
Other operating expenses, net	1,938	21.1%	1,909	21.2%	1.5%
Depreciation and amortization	394	4.3%	386	4.3%	2.1%
Impairment of long-lived assets and goodwill, and restructuring charges	10	0.1%	27	0.3%
Litigation and investigation costs	12	0.1%	31	0.3%

Operating income	634	6.9%	538	6.0%
Interest expense	(424)		(445)
Gain (loss) from early extinguishment of debt	(57)		97
Investment earnings	5		—
Net gain on sales of investments	—		15

Income from continuing operations, before income taxes	158		205
Income tax benefit	977		23

Income from continuing operations, before discontinued operations	1,135		228
Discontinued operations:
Income (loss) from operations	11		(10)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(1)		(12)
Net losses on sales of facilities	—		(1)
Income tax benefit (expense)	7		(8)

Income (loss) from discontinued operations	17		(31)

Net income	1,152		197
Less: Preferred stock dividends	24		6
Less: Net income attributable to noncontrolling interests	9		10

Net income attributable to Tenet Healthcare Corporation common shareholders	$1,119		$181

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$1,102		$212
Income (loss) from discontinued operations, net of tax	17		(31)

Net income attributable to Tenet Healthcare Corporation common shareholders	$1,119		$181

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$2.28		$0.44
Discontinued operations	0.03		(0.06)

	$2.31		$0.38

Diluted
Continuing operations	$2.01		$0.43
Discontinued operations	0.03		(0.06)

	$2.04		$0.37

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	484,321		480,240
Diluted	560,631		507,277

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(Dollars in millions)	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$405	$690
Investments in Reserve Yield Plus Fund	1	2
Investments in marketable securities	—	11
Accounts receivable, less allowance for doubtful accounts	1,143	1,158
Inventories of supplies, at cost	156	153
Income tax receivable	22	35
Current portion of deferred income taxes	282	108
Assets held for sale	14	29
Other current assets	288	286

Total current assets	2,311	2,472
Investments and other assets	164	182
Deferred income taxes, net of current portion	627	—
Property and equipment, at cost, less accumulated depreciation and amortization	4,304	4,313
Goodwill	652	607
Other intangible assets, at cost, less accumulated amortization	442	379

Total assets	$8,500	$7,953

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$67	$2
Accounts payable	720	739
Accrued compensation and benefits	363	370
Professional and general liability reserves	84	106
Accrued interest payable	115	127
Accrued legal settlement costs	8	76
Other current liabilities	368	363

Total current liabilities	1,725	1,783
Long-term debt, net of current portion	3,997	4,272
Professional and general liability reserves	383	466
Accrued legal settlement costs	22	19
Other long-term liabilities	554	568
Deferred income taxes	—	148

Total liabilities	6,681	7,256
Commitments and contingencies
Equity:
Shareholders’ equity:
Preferred stock	334	334
Common stock	27	27
Additional paid-in capital	4,449	4,461
Accumulated other comprehensive loss	(43)	(32)
Accumulated deficit	(1,522)	(2,665)
Less common stock in treasury, at cost	(1,479)	(1,479)

Total shareholders’ equity	1,766	646
Noncontrolling interests	53	51

Total equity	1,819	697

Total liabilities and equity	$8,500	$7,953

TENET HEALTHCARE CORPORATION

CONSOLIDATED CASH FLOW DATA

(Unaudited)

(Dollars in millions)	Year Ended December 31,
	2010	2009
Net income	$1,152	$197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	394	386
Provision for doubtful accounts	740	697
Net gain on sales of investments	—	(15)
Deferred income tax (benefit) expense	(952)	20
Stock-based compensation expense	22	23
Impairment of long-lived assets and goodwill, and restructuring charges	10	27
Fair market value adjustments related to interest rate swap and LIBOR cap agreements	3	(1)
Litigation and investigation costs	12	31
Loss (gain) from early extinguishment of debt	57	(97)
Amortization of debt discount and issue costs	31	27
Pretax (gain) loss from discontinued operations	(10)	23
Other items, net	(4)	6
Changes in cash from changes in operating assets and liabilities:
Accounts receivable	(744)	(646)
Inventories and other current assets	(17)	(22)
Income taxes	3	(78)
Accounts payable, accrued expenses and other current liabilities	(84)	12
Other long-term liabilities	(58)	(13)
Payments against reserves for restructuring charges and litigation costs	(83)	(192)
Net cash provided by operating activities from discontinued operations, excluding income taxes	—	40

Net cash provided by operating activities	472	425
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(450)	(397)
Purchases of property and equipment—discontinued operations	(13)	(1)
Construction of new and replacement hospitals	(13)	(58)
Purchases of businesses or joint venture interest	(65)	—
Proceeds from sales of facilities and other assets – discontinued operations	19	221
Proceeds from sales of marketable securities, long-term investments and other assets	84	67
Proceeds from hospital authority bonds	—	49
Purchases of marketable securities	—	(17)
Distributions received from investments in Reserve Yield Plus Fund	1	12
Release of escrow funds	15	—
Other items, net	2	(1)

Net cash used in investing activities	(420)	(125)
Cash flows from financing activities:
Repayments of borrowings	(886)	(1,291)
Proceeds from borrowings	601	885
Deferred debt issuance costs	(27)	(46)
Proceeds from issuance of mandatory convertible preferred stock	—	334
Cash dividends on preferred stock	(24)	—
Distributions paid to noncontrolling interests	(8)	(7)
Other items, net	7	8

Net cash used in financing activities	(337)	(117)

Net increase (decrease) in cash and cash equivalents	(285)	183
Cash and cash equivalents at beginning of period	690	507

Cash and cash equivalents at end of period	$405	$690

Supplemental disclosures:
Interest paid, net of capitalized interest	$(402)	$(439)
Proceeds from interest rate swap agreement	—	39
Income tax (payments) refunds, net	$34	$(43)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended December 31,				Year Ended December 31,
	2010	2009	Change		2010	2009	Change
Net inpatient revenues	$1,477	$1,481	(0.3)%		$5,929	$5,902	0.5%
Net outpatient revenues	$730	$691	5.6%		$2,903	$2,770	4.8%

Number of general hospitals (at end of period)	49	49	—	*	49	49	—	*
Licensed beds (at end of period)	13,428	13,436	(0.1)%		13,428	13,436	(0.1)%
Average licensed beds	13,429	13,436	(0.1)%		13,430	13,419	0.1%
Utilization of licensed beds	49.3%	50.8%	(1.5)%	*	50.4%	52.1%	(1.7)%	*
Patient days	608,890	628,438	(3.1)%		2,473,017	2,553,215	(3.1)%
Adjusted patient days	923,219	930,542	(0.8)%		3,723,702	3,785,230	(1.6)%
Net inpatient revenue per patient day	$2,426	$2,357	2.9%		$2,397	$2,312	3.7%
Admissions	126,977	129,631	(2.0)%		512,972	525,532	(2.4)%
Adjusted patient admissions	194,098	193,279	0.4%		778,505	784,502	(0.8)%
Net inpatient revenue per admission	$11,632	$11,425	1.8%		$11,558	$11,231	2.9%
Average length of stay (days)	4.8	4.8	—	*	4.8	4.9	(0.1)	*
Surgeries	89,859	90,470	(0.7)%		360,206	364,713	(1.2)%
Net outpatient revenue per visit	$730	$711	2.7%		$741	$704	5.3%
Outpatient visits	999,827	971,741	2.9%		3,917,758	3,934,496	(0.4)%

Sources of net patient revenue
Medicare	23.5%	24.7%	(1.2)%	*	23.9%	25.0%	(1.1)%	*
Medicaid	8.6%	7.5%	1.1%	*	8.7%	8.1%	0.6%	*
Managed care	56.9%	56.2%	0.7%	*	56.5%	56.1%	0.4%	*
Indemnity, self-pay and other	11.0%	11.6%	(0.6)%	*	10.9%	10.8%	0.1%	*

*	This change is the difference between the 2010 and 2009 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2010 by Calendar Quarter

(Unaudited)

(Dollars in millions except per share amounts)		Three Months Ended			Year Ended
	3/31/10	6/30/10	9/30/10	12/31/10	12/31//10

Net operating revenues	$2,339	$2,303	$2,262	$2,301	$9,205
Operating expenses:
Salaries, wages and benefits	987	969	977	967	3,900
Supplies	398	395	390	394	1,577
Provision for doubtful accounts	189	173	187	191	740
Other operating expenses, net	467	498	505	468	1,938
Depreciation and amortization	95	97	101	101	394
Impairment of long-lived assets and goodwill, and restructuring charges	—	(2)	3	9	10
Litigation and investigation costs	2	2	2	6	12

Operating income	201	171	97	165	634
Interest expense	(109)	(107)	(107)	(101)	(424)
Loss from early extinguishment of debt	—	—	(55)	(2)	(57)
Investment earnings	1	1	3	—	5

Income (loss) from continuing operations, before income taxes	93	65	(62)	62	158
Income tax (expense) benefit	(3)	(20)	1,002	(2)	977

Income from continuing operations, before discontinued operations	90	45	940	60	1,135
Discontinued operations:
Income (loss) from operations	5	(5)	(4)	15	11
Impairment of long-lived assets and goodwill, and restructuring charges, net	1	(3)	1	—	(1)
Income tax (expense) benefit	(1)	(2)	3	7	7

Income (loss) from discontinued operations	5	(10)	—	22	17

Net income	95	35	940	82	1,152
Less: Preferred stock dividends	6	6	6	6	24
Less: Net income attributable to noncontrolling interests	1	4	2	2	9

Net income attributable to Tenet Healthcare Corporation common shareholders	$88	$25	$932	$74	$1,119

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.17	$0.07	$1.92	$0.11	$2.28
Discontinued operations	0.01	(0.02)	—	0.04	0.03

	$0.18	$0.05	$1.92	$0.15	$2.31

Diluted
Continuing operations	$0.16	$0.07	$1.68	$0.10	$2.01
Discontinued operations	0.01	(0.02)	—	0.04	0.03

	$0.17	$0.05	$1.68	$0.14	$2.04

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	481,917	484,610	485,210	485,549	484,321
Diluted	559,228	502,549	559,850	561,921	560,631

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Fiscal 2010 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per					Year Ended 12/31//10
admission and per visit amounts)		Three Months Ended
	3/31/10	6/30/10	9/30/10	12/31/10

Net inpatient revenues	$1,544	$1,478	$1,430	$1,477	$5,929
Net outpatient revenues	$706	$733	$734	$730	$2,903

Number of general hospitals (at end of period)	49	49	49	49	49
Licensed beds (at end of period)	13,430	13,420	13,430	13,428	13,428
Average licensed beds	13,431	13,435	13,423	13,429	13,430
Utilization of licensed beds	54.0%	50.3%	48.3%	49.3%	50.4%
Patient days	652,952	614,365	596,810	608,890	2,473,017
Adjusted patient days	958,248	929,186	913,049	923,219	3,723,702
Net inpatient revenue per patient day	$2,365	$2,406	$2,396	$2,426	$2,397
Admissions	132,599	127,751	125,645	126,977	512,972
Adjusted patient admissions	195,909	194,828	193,670	194,098	778,505
Net inpatient revenue per admission	$11,644	$11,569	$11,381	$11,632	$11,558
Average length of stay (days)	4.9	4.8	4.7	4.8	4.8
Surgeries	87,998	91,285	91,064	89,859	360,206
Net outpatient revenue per visit	$741	$741	$752	$730	$741
Outpatient visits	952,915	988,706	976,310	999,827	3,917,758

Sources of net patient revenue
Medicare	25.1%	23.2%	23.7%	23.5%	23.9%
Medicaid	8.7%	9.3%	8.0%	8.6%	8.7%
Managed care	55.3%	56.5%	57.0%	56.9%	56.5%
Indemnity, self-pay and other	10.9%	11.0%	11.3%	11.0%	10.9%

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and twelve months ended December 31, 2010 and 2009.

(2) Adjusted Free Cash Flow

Adjusted Free Cash Flow, a non-GAAP term, is defined by the Company as cash provided by (used in) operating activities less payments against reserves for restructuring charges and litigation costs, operating cash flows from discontinued operations, capital expenditures in continuing operations, and new hospital construction expenditures. The Company believes the use of Adjusted Free Cash Flow is meaningful as the use of this financial measure provides the Company and the users of its financial statements with supplemental information about the impact on the Company’s cash flows from the items specified above. The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its cash flows, some of which are recurring. The Company uses this information in its analysis of its cash flows excluding items that it does not consider relevant to the liquidity of its hospitals in continuing operations. Adjusted Free Cash Flow is a measure of liquidity that management uses in its business as an alternative to net cash provided by (used in) operating activities. Because Adjusted Free Cash Flow excludes many items that are included in our financial statements, it does not provide a complete measure of our liquidity. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance or liquidity. The reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP term, to Adjusted Free Cash Flow is set forth in the second table below for the three and twelve months ended December 31, 2010 and 2009.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet

Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income attributable to Tenet Healthcare Corporation common shareholders	$74	$21	$1,119	$181
Less: Net income attributable to noncontrolling interests	(2)	(2)	(9)	(10)
Preferred stock dividends	(6)	(6)	(24)	(6)
Income (loss) from discontinued operations, net of tax	22	5	17	(31)

Income from continuing operations	60	24	1,135	228
Income tax (expense) benefit	(2)	35	977	23
Investment earnings	—	1	5	—
Gain (loss) from early extinguishment of debt	(2)	—	(57)	97
Net gain on sales of investments	—	—	—	15
Interest expense	(101)	(103)	(424)	(445)

Operating income	165	91	634	538
Litigation and investigation costs	(6)	(18)	(12)	(31)
Impairment of long-lived assets and goodwill, and restructuring charges	(9)	(14)	(10)	(27)
Depreciation and amortization	(101)	(95)	(394)	(386)

Adjusted EBITDA	$281	$218	$1,050	$982

Net operating revenues	$2,301	$2,261	$9,205	$9,014

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.2%	9.6%	11.4%	10.9%

Additional Supplemental Non-GAAP Disclosures

Table #2 Reconciliation of Adjusted Free Cash Flow

(Unaudited)

(Dollars in millions)	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$175	$141	$472	$425
Less:
Payments against reserves for restructuring charges and litigation costs	(7)	(27)	(83)	(192)
Net cash provided by operating activities from discontinued operations	2	9	—	40

Adjusted net cash provided by operating activities – continuing operations	180	159	555	577
Purchases of property and equipment – continuing operations	(196)	(181)	(450)	(397)
Construction of new and replacement hospitals	—	(11)	(13)	(58)

Adjusted Free Cash Flow – continuing operations	$(16)	$(33)	$92	$122

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for Year Ending December 31, 2011

(Unaudited)

(Dollars in millions)	Low	High

Net income attributable to Tenet Healthcare Corporation common shareholders	$165	$239
Less:
Net income attributable to noncontrolling interests	(15)	(10)
Preferred stock dividends	(24)	(24)
Loss from discontinued operations, net of tax	0	0

Income from continuing operations	204	273
Income tax expense	(136)	(182)

Income from continuing operations, before income taxes	340	455
Interest expense, net	(415)	(395)

Operating income	755	850
Litigation and investigation costs(a)	0	0
Impairment of long-lived assets and goodwill, and restructuring charges	(5)	0
Depreciation and amortization	(390)	(400)

Adjusted EBITDA	$1,150	$1,250

Net operating revenues	$9,700	$9,900
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.9%	12.6%

(a)	Company has not forecasted for 2011 unincurred costs related to litigation and investigations.

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Net Income Attributable to Tenet Healthcare Corporation

Common Shareholders for Year Ending December 31, 2011

(Unaudited)

(Dollars in millions except per share amounts)	Low	High

Adjusted EBITDA (from Table # 3, above)	$1,150	$1,250

Depreciation and amortization	(390)	(400)
Interest expense, net	(415)	(395)

Normalized income from continuing operations before income taxes	345	455
Normalized income tax expense (a)	(138)	(182)

Normalized income from continuing operations	207	273
Preferred stock dividends	(24)	(24)
Net income attributable to noncontrolling interests	(15)	(10)

Normalized net income attributable to Tenet Healthcare Corporation common shareholders (a)	$168	$239

Weighted average shares outstanding (in millions) (b)	507	566

Normalized earnings per share – continuing operations (a)	$0.33	$0.46

(a)	Uses normalized tax rate of 40 percent.
(b)	The high end of the range includes an additional 59 million shares as our mandatory convertible preferred stock is dilutive at this level of earnings.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #5 Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2011

(Unaudited)

(Dollars in millions)
	Low	High
Net cash provided by operating activities	$570	$740
Less:
Payments against reserves for restructuring charges and litigation costs (a)	(30)	(20)
Net cash used in operating activities from discontinued operations	(25)	(5)

Adjusted net cash provided by operating activities – continuing operations	625	765
Purchases of property and equipment – continuing operations	(475)	(525)

Adjusted Free Cash Flow – continuing operations	$150	$240

(a)	Company has not forecasted for 2011 unincurred payments related to litigation and investigations.